Exhibit 10.32
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE “ACT”) AND IS NOT TRANSFERABLE EXCEPT AS PROVIDED HEREIN.
Warrant
to Purchase One (1) Unit
of
Smart Move, Inc.
(A Delaware Corporation)
     THIS CERTIFIES THAT, for value received, [                    ] or its assigns, (the “Holder”), as registered owner of this warrant (the “Warrant”), is entitled to purchase and receive, in whole or in part, subject to the provisions of this Warrant, from Smart Move, Inc., a Delaware corporation (the “Company”), up to [                    ] fully paid, validly issued and nonassessable Units (the “Units”), of the Company, at a price per Unit equal to $                     (the “Initial Exercise Price”) (125% of the initial public offering price per Unit); provided, however, that the number and kind of securities for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution, as set forth herein. The Units will be identical to the units offered to the public except that the exercise price of the warrant included in each Unit will have an exercise price equal to 168% of the unit initial public offering price. This Warrant shall be exercisable at any time and from time to time during the period commencing on the date hereof (the “Commencement Date”) up to and including                                         , 2011 (the “Expiration Date”) (five years from the date hereof), and subject to the terms and conditions set forth herein. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period beginning on the Commencement Date and ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant.
     Section 1. Exercise.
          Section 1.1 Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price in cash or by certified check or official bank check for the Warrant Shares being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.
          Section 1.2 Conversion Right.
               Section 1.2.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 1.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into Warrant Shares (the “Conversion Right”) as follows. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Warrant Shares equal to the quotient obtained by dividing (x) the “Value” (as defined below), at the close of trading on the next to last trading day immediately preceding the exercise of the Conversion Right, of the portion of the Warrant being converted by (y) the “Market Price” (as defined below). The “Value” of the portion of the Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Warrant Shares underlying that portion of the Warrant being converted from (b) the Market Price of the Warrant Shares multiplied by the number of Warrant Shares underlying that portion of the Warrant being converted. As used in this herein, the term “Market Price” at any date shall be deemed to be the sum of (A) the average last reported sale price of the shares for the five trading days ending on the next to last trading day immediately preceding the exercise of the Conversion Right as officially reported by the principal securities exchange on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any national securities exchange or if any such exchange on which the shares are listed is not its principal trading market, the average last reported sale price for such five trading days as furnished by the NASD through the Nasdaq National Market or Capital Market, or The American Stock Exchange, or if applicable, the OTC Bulletin Board, or if the shares are not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it and (B) the intrinsic value of the Warrant using the share price determined in (A).
               Section 1.2.2 Mechanics of Conversion. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the Conversion Right section completed to the Company, exercising the Conversion Right and specifying the total number of Warrant Shares that the Holder will purchase pursuant to such Conversion Right.
     Section 2. Transfer.
          Section 2.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant (or any of the securities that may be acquired upon the exercise of this Warrant) prior to one (1) year from the Effective Date to anyone other than (i) an officer or partner of such Holder, (ii) an officer of Newbridge Securities Corporation, the managing underwriter and one of the representatives of the underwriters of the public offering with respect to which this Warrant has been issued (“Underwriters”), or an officer or partner of any Underwriter or of any selected dealer in connection with the Company’s public offering with respect to which this Warrant has been issued, or (iii) any Underwriter or selected dealer. Commencing one (1) year after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.
          Section 2.2 Restrictions Imposed by the Act. This Warrant and the securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Warrant or the Warrant Shares, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that an opinion of Cozen O’Connor shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Warrant or Warrant Shares, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state law.

     Section 3. New Warrants to be Issued.
          Section 3.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.
          Section 3.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, and upon surrender and cancellation of the Warrants, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.
     Section 4. Registration Rights.
          Section 4.1 Registration. This Warrant and all of the securities that are directly or indirectly issuable upon exercise of the Warrant (the Warrant and such securities collectively referred to hereinafter as the “Registrable Securities”) shall be registered by filing a registration statement on an appropriate form with the SEC, and the Company covenants and agrees to maintain the effectiveness of the Registration Statement until the Expiration Date. Notwithstanding the foregoing, in the event that, prior to the Expiration Date, the Company ceases to be eligible under the Securities Act of 1933, as amended (the “Act”) or the rules and regulations promulgated thereunder, to maintain a registration statement on Form S-3, or in the event that the Warrant or the Registrable Securities cease to be eligible for inclusion in such Registration Statement to the extent necessary to permit the Holder to exercise the Warrants and sell the Registrable Securities without restriction under the Act, the Company will promptly (and in any event within 10 days of the date that the Warrants or any Registrable Securities cease to be so eligible), amend or file a new registration statement under the Act on a form eligible for use by the Company for the registration of such securities and use its best efforts to have such registration statement declared effective by the Commission as soon as practicable after such filing, which registration statement shall include such information as may be required to permit the exercise of the Warrant and the sale of the Registrable Securities without restriction under the Act. The Holder acknowledges and agrees that the Warrant shall be exercisable pursuant to any such registration statement only at such times as the registration statement is effective or in accordance with any applicable exemption from the registration requirements of the Act. Upon such Registration Statement’s being declared effective by the Commission, the Company shall use its best efforts to cause the Registration Statement to remain effective until the Expiration Date. During such time as the Registrable Securities registered pursuant to any registration statement under the Act, the Company further covenants and agrees to make timely filings of all documents required by be filed under the Act or the Exchange Act in order to ensure that the registration statement, including the documents incorporated by reference therein, if any, do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          Section 4.2 Expenses. The Company shall bear all fees and expenses attendant to registering the Registrable Securities.
          Section 4.3 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.
          Section 4.4 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders.
          Section 4.5 Remedies. The Company stipulates that the remedies at law of the Holder of Registrable Securities in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction restraining any breach, actual or threatened, of the terms of this Warrant, without the necessity of showing economic loss. The remedies provided herein shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity, and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of the Warrant.
          Section 4.6 Demand Registration. (a) The Company, upon written demand (the “Initial Demand Notice”) of the Holder(s) of at least 51% of the Warrants and/or the Registrable Securities (the “Majority Holders”), agrees to register on one (1) occasion, all or any portion of the Registrable Securities. On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period commencing twelve (12) months from the Effective Date and for a period of three (3) years thereafter. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Initial Demand Notice.
           (b) The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 4.6(a) to remain effective for a period of nine (9) consecutive months from the effective date of such registration statement or post-effective amendment.

          4.7. “Piggy-Back” Registration. (a) In addition to the demand right of registration, the Holders of the Registsrable Securities shall have the right for a period of three (3) years commencing on the Effective Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8); provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of ninety (90) days from the Effective Date of the offering; provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all stockholders in such public offering during such ninety (90) day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.
           4.8. Costs of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.7, including the reasonable expenses of legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine (9) months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.
          4.9. Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between Newbridge Securities Corporation (the “Manager”) and the Company or between the Manager and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5 of the Underwriting Agreement (as defined below) between the Company, the Underwriter and the other underwriters named therein dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.
          4.10. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.
          4.11. Effect of Rule 144. Notwithstanding anything contained in this Section 4 to the contrary, the Company shall have no obligation for the registration of Registrable Securities held by any Holder (i) where such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder, and (ii) where the number of Registrable Securities held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder were an affiliate within the meaning of Rule 144).
          4.12. Notice to Company. Each Holder agrees, that upon receipt of any notice from the Company or the happening of any event as a result of which the prospectus included in Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 5. Adjustments.
          Section 5.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of the Warrant Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:
               Section 5.1.1 If after the date hereof, and subject to the provisions of Section 5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying the Warrant shall be increased in proportion to such increase in outstanding shares.
               Section 5.1.2 If after the date hereof, and subject to the provisions of Section 5.2, the number of outstanding shares of Common Stock is decreased by a consolidation,

combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying the Warrant shall be decreased in proportion to such decrease in outstanding shares.
               Section 5.1.3 In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.
               Section 5.1.4 This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Warrant Shares as are stated in the Warrant initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.
               Section 5.1.5 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a replacement Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such replacement Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.
          Section 5.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

     Section 6. Reservation and Listing.
          The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares issuable upon exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, Capital Market, The American Stock Exchange, OTC Bulletin Board or any successor trading market) on which the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.
     Section 7. Certain Notice Requirements.
          Section 7.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.
          Section 7.2 Enumerated Events. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed by the Company.
          Section 7.3 Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 7 hereof, send notice to the Holder of such event and change (the “Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

          Section 7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.
     Section 8. Miscellaneous.
          Section 8.1 Amendments. The Company and Newbridge Securities Corporation may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Newbridge Securities Corporation may deem necessary or desirable and which the Company and Newbridge Securities Corporation deem shall not adversely affect the interest of the Holders. Any such amendment or supplement shall be in writing executed by the Company and Newbridge Securities Corporation. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.
          Section 8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.
          Section 8.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.
          Section 8.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.
          Section 8.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Colorado, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to Smart Move, Inc., 5990 Greenwood Plaza Boulevard, #2, Suite 390, Greenwood Village, CO 80111, Attn: Edward Johnson. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder, by acceptance hereof, agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.
          Section 8.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ___day of ___, 2006.

Smart Move, Inc.

By:

Christopher A. Sapyta
President and Chief Executive Officer

Form to be used to exercise Warrant:
Smart Move, Inc.
Date:                                        , 200__
        The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___ Smart Move, Inc. and hereby makes payment of $                     (at the rate of $                     per Share) in payment of the Exercise Price pursuant thereto. Please issue the Share as to which this Warrant is exercised in accordance with the instructions given below.
or
          The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase                      Smart Move, Inc. by surrender of the unexercised portion of the within Warrant (with a “Value” of $                     based on a “Market Price” of $                    .) Please issue the Warrant Shares as to which this Warrant is exercised in accordance with the instructions given below.

Signature
          NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.
INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name

(Print in Block Letters)

Address

Form to be used to assign Warrant:
ASSIGNMENT
          (To be executed by the registered Holder to effect a transfer of the within Warrant):
          FOR VALUE RECEIVED,                                                          does hereby sell, assign and transfer unto                                          the right to purchase                                       of Smart Move, Inc. (“Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.
Dated:                                        , 200_

Signature

Signature Guaranteed
          NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.